Exhibit 99.1

2014 ANNUAL MEETING FINAL CERTIFIED VOTE TABULATION

Annual Meeting Date: June 3, 2014 / Record Date: April 7, 2014

Eligible Class A Votes:	49,080,114	Class A Quorum Total:	39,047,271	79.56%

Eligible Class B Votes:	1,001,714	Class B Quorum Total:	1,001,714	100.00%

Total Class A & Class B:	50,081,828	Class A & B Quorum Total:	40,048,985	79.97%

PROPOSAL NO. 1

THE ELECTION OF CLASS A MEMBERS OF THE BOARD OF DIRECTORS:

Number of Class A shares outstanding as of the Record Date: 49,080,114

PROPOSAL #1 (CLASS A DIRECTORS)	IN PERSON	BY PROXY	TOTAL

FOR:
Dr. E. Dean Gage	—	9,763,915	9,763,915
Steven F. Shelton	—	9,257,780	9,257,780
Timothy T. Timmerman	—	9,271,933	9,271,933
Dr. Robert B. Sloan, Jr.	—	9,794,764	9,794,764

WITHHELD:
Dr. E. Dean Gage	—	81,974	81,974
Steven F. Shelton	—	589,178	589,178
Timothy T. Timmerman	—	576,669	576,669
Dr. Robert B. Sloan, Jr.	—	51,370	51,370

ABSTAIN:
Dr. E. Dean Gage	—	4,327,554	4,327,554
Steven F. Shelton	—	4,326,485	4,326,485
Timothy T. Timmerman	—	4,324,841	4,324,841
Dr. Robert B. Sloan, Jr.	—	4,327,309	4,327,309

NON-VOTES:
Dr. E. Dean Gage	—	3,465,511	3,465,511
Steven F. Shelton	—	3,465,511	3,465,511
Timothy T. Timmerman	—	3,465,511	3,465,511
Dr. Robert B. Sloan, Jr.	—	3,465,511	3,465,511

UNCAST:
Dr. E. Dean Gage	—	21,408,316	21,408,316
Steven F. Shelton	—	21,408,316	21,408,316
Timothy T. Timmerman	—	21,408,316	21,408,316
Dr. Robert B. Sloan, Jr.	—	21,408,316	21,408,316

THE ELECTION OF CLASS B MEMBERS OF THE BOARD OF DIRECTORS:

Number of Class B shares outstanding as of the Record Date: 1,001,714

PROPOSAL #1 (CLASS B DIRECTORS)	IN PERSON	BY PROXY	TOTAL
FOR:
Harold E. Riley	1,001,714	—	1,001,714
Rick D. Riley	1,001,714	—	1,001,714
Dottie S. Riley	1,001,714	—	1,001,714
Dr. Terry S. Maness	1,001,714	—	1,001,714
Grant G. Teaff	1,001,714	—	1,001,714

WITHHELD:	—	—	—

ABSTAIN:	—	—	—

NON-VOTES:	—	—	—

UNCAST:	—	—	—

PROPOSAL NO. 2

TO APPROVE A NON-BINDING ADVISORY RESOLUTION REGARDING THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT:

PROPOSAL #2	IN PERSON	BY PROXY	TOTAL

FOR:	1,001,714	9,763,519	10,765,233

AGAINST:	—	42,197	42,197

ABSTAIN:	—	4,367,727	4,367,727

NON-VOTES:	—	3,465,511	3,465,511

UNCAST:	—	21,408,316	21,408,316

PROPOSAL NO. 3

TO RATIFY THE APPOINTMENT OF THE INDEPENDENT AUDITOR:

PROPOSAL #3	IN PERSON	BY PROXY	TOTAL

FOR:	1,001,714	13,254,912	14,256,626

AGAINST:	—	43,710	43,710

ABSTAIN:	—	4,340,331	4,340,331

NON-VOTES:	—	—	—

UNCAST:	—	21,408,316	21,408,316